UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 24, 2014

BREEDIT CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168527

Delaware	98-0663823
(State of Incorporation)	(I.R.S. Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY	10005
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: (212) 400-7198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

During the periods set forth below, the Registrant issued and/or sold restricted shares of its common stock to individuals and entities as follows:

1. On May 8, 2014, the Company sold a total of 666,667 units to a private accredited investor for cash consideration of $200,001 at a price of $0.30 per unit (the "Units") pursuant to a subscription agreement. The Units are comprised of one share of common stock, one class J warrant and one class H warrant exercisable during the 3 and 18 month periods from May 8, 2014, at $0.30 and $0.45, respectively
2. On April 12, 2014, the Company granted 1,000,000 warrants to an entity in connection with a services agreement. These warrants are exercisable at $0.35 per share and vest over 8 quarters in equal quarterly amounts commencing on July 1, 2014, expiring 36 months from each vesting date.

Both transactions involved the issuance of unregistered securities, without registration under the Securities Act of 1933, as amended (the "Act") in reliance upon the exemption provided under Section 4(2) of the Act and Regulation D promulgated by the United States Securities and Exchange Commission under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BreedIt Corp.

By:	/s/ Yoel Yogev
Name:	Yoel Yogev
Title:	Chief Executive Officer

Date: July 24, 2014